Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, to be filed with the Securities Exchange Commission on August 17, 2022 (including amendments thereto) with respect to the shares of Common Stock, par value $0.001 per share, of Rocky Mountain Chocolate Factory, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  August 16, 2022

AB Value Partners, LP

By:	AB Value Management LLC
General Partner

By:	/s/ Andrew T. Berger
	Name:	Andrew Berger
	Title:	Manager

AB Value Management LLC

By:	/s/ Andrew T. Berger
	Name:	Andrew Berger
	Title:	Manager

/s/ Andrew T. Berger
Name:	Andrew Berger